                                                                    Exhibit 10.8


                                  DEED OF LEASE


                                     BETWEEN
                                 INDOME 43 INC.


                                       AND

                               ICON OF CANADA INC.

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                                       2

                                TABLE OF CONTENTS

Description                                                         Page Number
-----------                                                         -----------
1.    Description and Lease of Premise...........................          1
2.    Term of Lease..............................................          1
3.    Use of Premises............................................          2
4.    Net Rent...................................................          2
5.    Rent on Net Return Basis...................................          2
6.    Proportionate Expense Rental...............................          2
      a)   Taxes.................................................          2
      b)   Insurance.............................................          3
      c)   Other Expenses........................................          3
7     Lessee's Contribution......................................          4
8.    Taxes, Assessments, Etc....................................          4
9.    Lessee's Insurance.........................................          5
10.   Utilities and Heating......................................          5
11.   Maintenance and Repairs....................................          5
12.   Improvements and Alterations...............................          5
13.   Inspection and Repair......................................          6
14.   Furnish Statement..........................................          7
15.   Failure of Lessee to Perform...............................          7
16.   Default....................................................          7
17.   Liquidation Sales, Etc.....................................          8
18.   Expiration of Lease........................................          8
19.   Signs......................................................          9
20.   Subletting By Lessee.......................................          9
21.   Destruction of Premises....................................          9
22.   Compliance with Laws and Regulations.......................         10
23.   Indemnifications...........................................         11
24.   Assignment By Lessor.......................................         11
25.   Floor Loading..............................................         12
26.   Condition of Leased Premises...............................         12
27.   Occupancy..................................................         12
28.   Permits, Etc...............................................         12
29.   Rules and Regulations......................................         12
30.   Access.....................................................         12
31.   Access to Leased Premises..................................         12
32.   Inconvenience..............................................         13
33.   Expropriation..............................................         13
34.   Extensions and Location....................................         13
35.   Costs and Registration.....................................         14
36.   Collection.................................................         14
37.   Waiver.....................................................         14
38.   Notices....................................................         14
39.   Descriptive Headings.......................................         15
40.   Interpretation.............................................         15
41.   Option to Cancel...........................................         15
42.   Broker.....................................................         16
43.   Intervention...............................................         16
44.   Language...................................................         16

                                  DEED OF LEASE

BETWEEN:       INDOME 43 INC., a body politic and corporate duly incorporated having it head office and principal place of business at 5165 Sherbrooke St. West, Montreal, Province of Quebec hereinacting through and represented by James Lyng, its Secretary, pursuant to a resolution of the Board of Directors dated November 1st, 2000, a certified copy of which remains annexed hereto.

               (hereinafter called the "LESSOR")

AND: ICON OF CANADA INC. a body politic and corporate duly incorporated having its head office and principal place at 900 Boulevard de I'Industrie, St. Jerome, Quebec hereinacting through and represented by Mr. Richard Hebert, its president, pursuant to a resolution of the Board of Directors dated November 1st, 2000 a certified copy of which remains annexed hereto.

               hereinafter called the "LESSEE")

1.   DESCRIPTION AND LEASE OF PREMISES.

     Lessor, in consideration of the rent, covenants and agreements hereinafter contained on the part of Lessee to be paid, kept and performed, hereby leases to Lessee and Lessee does hereby accept form Lessor those certain premises being the entire Building situated at 500 Lajeunesse West, St. Jerome, Quebec (the "Building) consisting of approximately 105,984 square feet and the land both of which are outlined in red on a plan annexed hereto as Schedule 1 hereof to form part hereof (hereinafter referred to as the "Leased Premises") erected upon those certain parcels of land (the "Land") known as parts of lots 488, 489, of the Cadastre of the Village of St. Jerome and of the cadastre of the Parish of St. Jerome, more specifically described in Schedule 2 attached hereto.

2.   TERM OF LEASE

     The term of this Lease shall be for a period of five (5) years and shall commence on the 1st day of June, 2001 and terminate on the 31st day of May, 2006 unless sooner terminated under the provisions hereof.

     Should the Lessee continue to occupy the Leased Premises after the expiry of the Term without either a written agreement, or a validly exercised option r written extension, there shall be no tacit renewal and the Lessee shall pay the Lessor rent and other charges for the period of occupancy as set out in the Lease or renewal thereof, plus fifty percent (50%) thereof, without prejudice to such further damage claims as may be available to the Lessor against the Lessee. However, the Lessee is not to have the right to such occupancy beyond the expiry of the term.

3.   USE OF PREMISES

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                                       2

     Lessee covenants that the Leased Premises shall be used solely for the purpose of light manufacturing and warehousing of products manufactured by Lessee and offices related thereto.

4.   NET RENT

     Lessee covenants and agrees to pay the Lessor in lawful money of Canada without deduction, abatement or set off, the sum of One Million Eight Hundred Fifty Four Thousand Seven Hundred and Twenty Dollars ($1,854,720) for the period June 1, 2001 to May 31, 2006, on a net, net basis payable in equal, consecutive, monthly installments each in advance on the first day of each month during the term hereof ($30,912.00 per month) (the "Base Rental").

     The rent as herein provided shall be paid to Lessor and/or its nominee at the head office of the Lessor, situated at the address in the heading hereof or at such other place in Canada as shall be designated by Lessor in writing to Lessee. The Leased Premises shall be deemed to be composed of the square footage herein stipulated notwithstanding any possible calculation to the contrary.

5.   RENT ON NET RETURN BASIS

     It is intended that the rent provided for in this Lease shall be an absolute net return to Lessor for the term of this Lease, regardless of the condition of the Leased Premises, free of any and all costs, expenses of any nature whatsoever save as herein provided, taxes and charges with respect to the Leased Premises, other than any income or profit taxes which may be levied against Lessor and any interest or amortization charges of Lessor in respect of mortgages or hypothecs.

6.   PROPORTIONATE EXPENSE RENTAL

     Without limiting the obligations of the Lessee, the Lessee shall pay during the Term of this Lease, as additional rental to the Lessor, One Hundred Percent (100%) of the aggregate of the following (adjusted in the first and last year of the term) hereinafter referred to as the Lessee's ("Proportionate Share").

     a)   TAXES

     The Lessee shall pay, whether they be special or general, its Proportionate Share of all taxes, surtaxes, taxes on non-residential immoveables, property taxes, municipal taxes, school taxes, water and business taxes, rates including local improvement rates, charges, duties and assessments, which are now or which may ever be levied against the Building and Land or the revenues therefrom, against the Lessor for the Leased Premises and all equipment and facilities thereon or therein, and/or any property on or in the Building owned or brought thereon or therein by Lessor or Lessee, and any and every of its assignees or sublessees and its and their respective officers, agents, employees, servants, visitors or licensees and/or against Lessor or Lessee in respect thereof, whether such taxes, rates, duties or assessments are charged by a municipal, parliamentary, school, or any other body of competent jurisdiction as well as all reasonable expenses related to the contestation of any part of said charges and all other taxes no matter how issued in replacement of same.

     b)   INSURANCE

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                                       3

          The Lessee shall pay its Proportionate Share of all premiums with respect to insurance to be placed by Lessor and described as follows:

          i) Fire extended Coverage and Malicious Damage insurance for the full insurable value procurable at the time, of the Building, its improvements and equipment and in addition upon the full annual rental income thereof;

          ii) Broad Boiler and Unfired Pressure Vessels insurance, including Repair or Replacement and rental income coverages in an amount reasonably satisfactory to the Lessor.

          iii) Such other insurance as institutional lenders may require or as it may be or may become customary for owners of property to carry as respects loss of or damage to the Building and/or Leased Premises or liability arising therefrom. The aforesaid insurance premiums shall include an amount reasonably determined as being equivalent to a fair premium for the deductible portion of insurance policy in question, provided that the total sum payable by the Lessee shall not exceed the amount that would be payable by the Lessee shall not exceed the amount that would be payable by the Lessee if the insurance policy would not have any deductible portion.

                    Lessee will pay the amount of any increase in insurance premiums on the whole of the building of which the Leased Premises form part if such increase is caused by lessee's operations in the Leased Premises. Lessee shall have the right should it so desire to insure the Leased Premises with respect to all of the aforegoing, naming the Lessor as the beneficiary pursuant to said insurance in force and content and amount with insurers acceptable to Lessor.

              c)   OTHER EXPENSES

              The Lessee shall pay al costs related to the maintenance and repair and reasonable replacement of the Building, structural repairs and/or replacements to the Building excluded, same to be the Lessor's responsibility, total replacement of the roof of the Building shall be considered a structural repair and Lessee shall without limitation be responsible for repairs and maintenance to the washrooms, corridors, parking, driveways, heating and air-conditioning equipment and services and all other equipment, and all facilities and services available at the commencement of the term or added or provided at any time thereafter, (should such services, etc. be and to the extent that they are available). Lessee shall not be responsible for the repairing of the exterior of the Building (windows and doors excluded), the roof, concrete repair work with respect to the existing cracks in the concrete slabs. Lessee accepts the Building in said state with no obligations of Lessor to repair same. Lessor shall not be obligated to maintain, repair or replace the asphalt; however Lessor shall, within a delay of thirty (30) days of signature of this Lease, weather permitting, make repairs of a minor nature to the asphalt, which repairs will be limited to patching, as required.

              The Lessee shall not be responsible for repairs to the roof. The Lessee shall not be responsible for the repairs to the electrical transformer at the exterior of the Building. The Lessee shall not be responsible for the maintenance of the water pipes leading

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                                       4

     up to the plant. Lessee shall be responsible for all repairs due to damages caused to the Building and property by the Lessee, or by anyone acting on behalf of the Lessee. This would include vandalism of any nature.

     The Lessee shall provide winter and summer exterior ground maintenance.

7.   LESSEE'S CONTRIBUTION

     Notwithstanding anything to the contrary hereinabove contained, the Lessor may, instead of billing individually for taxes and other items to be paid by the Lessee, as hereinabove stipulated, estimate the amounts payable by the Lessee under the provisions of this Lease for such periods as the Lessor may determine (but not exceeding twelve months) the Lessee hereby agreeing to pay to the Lessor such amounts in monthly installments in advance during the said period together with the rental payments as hereinabove provided. Following the expiration of the period for which such estimated payments have been made, the Lessor shall deliver to the Lessee a statement of the actual costs payable pursuant to clause 6. If the amounts actually due by the Lessee for such period exceed the amount so collected by the Lessor, the Lessee shall pay same forthwith upon receipt of such statements, and if the amounts due by the Lessee for the said period are less than the amount actually collected by the Lessor, then the Lessor may remit same forthwith or credit same to the next ensuing payments becoming due by the Lessee to the Lessor.

     All sums due by the Lessee to the Lessor in virtue of this Lease, whether under this clause or otherwise, will be considered as rent for all legal purposes.

8.   TAXES, ASSESSMENTS, ETC.

     Lessee will in each and every year during the Term of this Lease pay and discharge or cause to be paid and discharged, all license fees, public utility charges, water rates, sewer rates and other like fees, charges, rates and assessments that may be levied, charged, rated or assessed against the Leased Premises and/or all equipment and facilities thereon or therein, and/or any property on the Leased Premises owned or brought thereon by Lessor or Lessee, and any and every of its assignees or sublessees and its and their respective officers, agents, employees, servants, visitors or licensees and/or against Lessor or Lessee in respect thereof, and every tax and license fee in respect of any and every business carried on therein, or in respect of the occupancy of the Leased Premises by Lessee (and any and every of its assignees or sublessees) whether such license fee, charges, rates, assessments and taxes are charged by a municipal, parliamentary, school or any other body of competent jurisdiction, and all charges for public utilities including electric current, gas, water, steam or hot water used upon or in respect of the Leased Premises and for fitting, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such utilities; and will indemnify, and keep indemnified Lessor from and against payment of all losses, costs, charges and expenses occasioned by or arising from any and every such license fee, charge, rate, assessment and tax. Lessee will furnish to Lessor within ten (10) days after the day on which the same become due and payable, receipts or other appropriate evidence as to the payment of each such tax, rate, charge, assessment, duty and license fee.

9.   LESSEE'S INSURANCE

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                                       5

     Lessee covenants that nothing will be done or omitted to be done whereby any policy shall be cancelled or the Leased Premises rendered uninsurable during the Term or any renewal thereof.

     The Lessee shall, at its expense, procure and maintain at all times during the continuance of this Lease such insurance as will protect the Lessee and the Lessor from any claim for personal injury including death, and for property damage in any way arising out of or attributable to the exercise by the Lessee, or others, of any of the privileges or rights herein granted. This insurance shall provided a combined minimum limit of $1,000,000 or such higher amount as Lessor may reasonably require for personal injury and property damage and shall extend to cover any liability assumed by the Lessee under this Lease. The Lessee shall forward to the Lessor the original of the insurance policy and evidence of renewal thereof during the continuance of this Lease. The Lessee hereby agrees and understands that the placing of such insurance shall in no way relieve the Lessee from any obligation assumed under this Lease, and that failure by the Lessee to remit to Lessor, within ten (10) days of demand proof of the above-mentioned coverage will entitle the Lessor to obtain said insurance and to charge Lessee for same.

10.  UTILITIES AND HEATING

     The lessee shall pay for all electricity, water, heat, gas telephone, pest control, garbage removal and all public utilities with respect to the Leased Premises, and shall keep the Leased Premises suitable heated.

11.  MAINTENANCE AND REPAIRS

     Subject to section 6.c) hereof and notwithstanding any provisions of articles 1854 and 1864 of the Civil Code of Quebec, the Lessee, at its own expense, shall operate maintain and keep the Leased Premises including all facilities, equipment and services, both inside and outside, as they would be kept by a careful owner and shall promptly make all needed repairs and replacements to the Leased Premises, which a careful owner would make, including, without limitations, the water, gas, drain and sewer connections, pipes and mains, electrical wiring, water closets, sinks and accessories thereof, and all equipment belonging to or connected with the Leased Premises or used in its operation.

     The Lessor may obtain of have the Lessee obtain and in either event the Lessee shall pay for such maintenance, repair and replacement services and/or insurance contracts as may be available from firms approved by the Lessor (such approval not to be unreasonably withheld), with respect to the maintenance, repair and replacement of the heating equipment, air-conditioning and sprinkler and alarm equipment, in the Leased Premises; the whole without prejudice to the other obligations of the Lessee with respect to such equipment. The Lessee shall forward to the Lessor copies of such contracts and evidence of renewals thereof during the continuance of this Lease. In the event any of said contracts apply to the entire Building, Lessee shall pay the Proportionate Share of the Lessee with respect to same.

12.  IMPROVEMENTS AND ALTERATIONS

     Lessee shall have the right to make at its own expense, with the prior written consent of the Lessor, whose consent may not be unreasonably withheld, additions,

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                                       6

     alterations and changes in and to the Leased Premises provided, however, that no such work shall be commenced except with the prior written consent of Lessor and except on compliance with the following conditions:

     a) Lessee shall furnish to Lessor plans and specifications showing in reasonably complete detail the work proposed to be carried out and the estimated cost thereof and Lessor shall approve or reject such plans and specifications within thirty (30) days after receipt of same. If such plans and specifications are approved, all work shall be carried out in compliance with the same.

     b) The value of the Leased Premises shall not, as a result of any work proposed to be carried out by Lessee, be less than the value of the Leased Premises before the commencement of such work and Lessor shall be the sole judge of such value.

     c) All work shall be carried out with reasonable dispatch and in good workmanlike manner and in compliance with all applicable permits, authorization and building and zoning by-laws and with all regulations and requirements of all competent authorities having jurisdiction over the Leased Premises.

     d) The Leased Premises shall at all times be free of all hypothecs or other encumbrances for work done, labor performed or materials furnish. Lessor may require Lessee to furnish security satisfactory to Lessor guaranteeing the completion of the work and the payment of the cost thereof free and clear of all hypothecs or other encumbrances, as well as for the replacement of the Leased Premises to their former state, as specified in Clause 21 below.

     e) Lessee shall maintain such general liability insurance for the protection of Lessor and Lessee as Lessor may require and shall produce evidence of such insurance to Lessor.

     f) All work, which is of permanent nature, when completed, shall be comprised in, and form part of the Leased Premises and shall be subject to all the provisions of this Lease and Lessee shall not have any right to claim compensation therefor and the same shall not be removed by Lessee on termination of this Lease, unless the parties have agreed otherwise in writing at the time of request for consent referred to in the first paragraph of the present section, in which case the Lessee shall comply and shall repair any damage related thereto or caused thereby.

     g) Should the Lessee, after having obtained written consent from the Lessor, effect changes in the partitions or otherwise modify the Leased Premises and accordingly had to relocate or modify the heating and, if applicable, the air-conditioning equipment, such changes and/or modifications would have to be effected at the sole cost and risk of the Lessee.

13.  INSPECTION AND REPAIR

     Lessor and its agents shall have the right, at all reasonable times during the Term or any renewal thereof to enter the Leased Premises to examine the condition thereof and to ascertain whether Lessee is performing its obligations hereunder, and Lessee covenants to make any repair which Lessor deems necessary as a result of such

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                                       7

     examination. If Lessee fails to make any such repairs within thirty (30) days after notice from Lessor requesting Lessee so to do, provided that such repairs may reasonably be made within the said period, Lessor may, without prejudice to any other rights or remedies it may have, make such repairs and charge the Lessee for same but Lessor shall have the right at any time to make any emergency repairs without notice to Lessee and charge the cost thereof to Lessee. Any cost chargeable to Lessee hereunder shall be payable forthwith on demand as additional rent. Lessor will be entitled to request from Lessee a deposit or acceptable bank guarantee equivalent to the value of said needed repairs until Lessee completes them.

14.  FURNISH STATEMENT

     Lessee shall from time to time at the request of Lessor produce to Lessor satisfactory evidence of the due payment by Lessee of all payments required to be made by Lessee under this Lease.

15.  FAILURE OF LESSEE TO PERFORM

     If Lessee fails to pay any taxes, rates, insurance premiums, charges or debts which it owes or has herein covenanted to pay or has undertaken to contract, Lessor may pay or contract the same and shall be entitled to charge the sums so paid or contracted to Lessee who shall pay them forthwith on demand, as additional rent and Lessor, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of rent in arrears under the terms of this Lease; all arrears of rent and any monies paid by Lessor or due by Lessee to Lessor under this Lease, shall bear interest at the rate of 24% per annum or two percent (2%) per month from the time such arrears become due until paid to Lessor. Lessor may demand such sums from Lessee even before payment.

16.  DEFAULT

     Without prejudice to all of the rights and resources available to the Lessor, the following shall be considered special defaults under the terms of this Lease;

     a) in the event that the Lessee shall be in default under any provision of this Lease providing for the payment of rent or additional rent and such default shall continue after the due date;

     b) in the event that Lessee shall be adjudicated a bankrupt of make any general assignment for the benefit of creditors, or take, or attempt to take, the benefit of any insolvency or bankruptcy act, or if a petition in bankruptcy shall be granted against Lessee, or if a receiver or trustee be appointed for the property of Lessee, or any part thereof, or if any execution be issued pursuant to a judgement, rendered against Lessee or pursuant to this Lease, or if the estate of lessee hereunder be transferred or pass to or devolve upon any other person or corporation by operation of law; or if the Lessee abandons the Leased Premises of if they are vacant or unattended for more than ten (10) days, or occupied by persons other than the Lessee without Lessor's written consent; or

     c) in the event that Lessee shall be in default in observing any covenant herein contained and/or performing any of its obligations contained in this Lease (other than a default in the payment of rent or additional rent) and such

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                                       8

          default shall continue for thirty (30) days after written notice specifying such default shall have been given to Lessee by Lessor.

     In the event of any special default under the terms of this Lease, the Lessor without prejudice to any other rights or remedies it may have hereunder or by law, shall have the right to resiliate this Lease forthwith upon written notice given to Lessee by Lessor and this notwithstanding any legislation to the contrary including without limitation Article 1863 of the Civil Code of Quebec. Lessee upon such a termination of this Lease shall thereupon quit and surrender the Leased Premises to Lessor and Lessor, its agents and servants, may immediately or at any time thereafter, re-enter the Leased Premises and dispossess Lessee, and remove any and all persons and any and all property therefrom and re-let the Lease Premises to whomsoever it may choose without further notice or demand being necessary.

     In case of any termination, or in case Lessee, in the absence of such termination shall be dispossessed by or at the instance of Lessor, in any lawful manner, whether by force or otherwise, rent for the then current month and for the three months next succeeding the date to such termination or dispossession shall immediately become due and payable (as accelerated rent) and this Lease shall immediately, at the option of the Lessor, become forfeited and terminated, and the Lessor may, without notice or any form of legal process, forthwith re-enter upon and take possession of the leased Premises and remove the Lessee's effects therefrom, the whole without prejudice to and under reserve of all of the rights and recourses of the Lessor to claim any and all losses and damages sustained by the Lessor by reason of and arising from any default of the Lessee.

17.  LIQUIDATION SALES, ETC.

     The Lessee undertakes not to carry out a permit a bankruptcy or liquidation sale or sale of second hand goods, war surplus goods, insurance salvage stock or auction in or from the Leased Premises. The Lessee acknowledges that a violation of the present clause will cause irreparable injury to the Lessor and consents to the Lessor enforcing the present clause by way of provisional and interlocutory injunction, without prejudice to such other rights as the Lessor may have under the circumstances.

18.  EXPIRATION OF LEASE
     -------------------

     The Lessee shall at the expiration or sooner termination of the Term of this Lease peaceably surrender and yield up unto Lessor the Leased Premises unless agreed otherwise to the contrary in writing by the parties, together with all buildings, alterations, replacements, additions, erections, and improvements (leasehold or otherwise) including, but not limited to main electrical installations, offices, partitions, divisions, showrooms, air conditioning and heating equipment, paneling, built-in furniture, wall-to-wall carpets, attached carpets or other floor coverings, wiring, switches, meters, meter boxes and transformers, which at any time during the Term hereof shall be placed, made, installed, fixed or attached therein or thereon for permanence by the Lessee, in good repair and condition, subject to reasonable wear and tear only, and without any compensation whatsoever being allowed to the Lessee for same. Lessee shall not remove or alter any of the foregoing during the Term of the Lease or renewal or extension thereof, without the written consent of the Lessor. However, the Lessor shall have the right to require the Lessee, prior to or after the termination of the Lease or any renewal or extension thereof, to remove any or all of

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                                       9

     the foregoing items, in which case the Lessee shall remove the items requested to be removed, repairing any damage related thereto or caused thereby, and to the extent required by the Lessor, the Lessee shall leave the Leased Premises in their original good and clean state and condition, subject to reasonable wear and tear. Notwithstanding anything herein, Lessee shall be entitled to remove all electrical installations which are auxiliary to its manufacturing equipment. Lessee shall in such case make the necessary repairs to the walls etc. to bring it back to its original state less normal wear and tear.

19.  SIGNS

     Lessor shall have the right at all times during the Term of this Lease to place upon the Leased Premises a notice of reasonable dimensions and reasonably placed, so as not to interfere with the business of Lessee, stating that the Leased Premises are for sale and for twelve (12) months prior to the termination of this Lease, Lessor shall have the right to place upon the Leased Premises a similar notice that the Leased Premises are for rent and Lessee shall not remove such notice or knowingly permit same to be removed.

     Lessor shall have the right to exhibit the Leased Premises from time to time to any insurer, prospective Mortgagee, purchaser or lessee at all reasonable hours.

     Any exterior signs or any signs visible from the exterior will be subject to the Lessor's reasonable approval in writing and installation if approved will be at the sole expense of the Lessee. All such signs shall comply with the lawful requirements of municipal and government authorities.

20.  SUBLETTING BY LESSEE

     Subject to the provisions hereinafter detailed, the Lessee shall have the right to sublet the whole or any part of the Leased Premises or assign its rights in the present Lease with consent of the Lessor which consent shall not be unreasonably withheld providing that the Leased Premises are utilized only for the purposes stipulated in Clause 3 hereof. Notwithstanding such subletting and assignment, the Lessee shall remain jointly and severally liable with such sublessee or assignee for the performance of all of the terms and conditions of the Lease.

     If the Lessee wishes to so sublet or assign, it must submit to the Lessor a copy of the offer to sublet or assign, together with a request for consent of the Lessor, and the Lessor shall have thirty (30) days form receipt thereof to advice the Lessee in writing that it consents to the sublease or assignment in question as sublessee at the same rental rate and other terms and conditions of this Lease or, at the Lessor's option, that it is canceling the Lease as of the effective commencement date of such offer to sublet or assign, or consent to the Sublease in question.

     However, should the Lessor not exercise its right to cancel this Lease, the Lessor shall not thereby be precluded from withholding its consent to the said sublet or assignment, provided said consent shall not be unreasonably withheld.

21.  DESTRUCTION OF PREMISES

     Provided, and it is hereby expressly agreed that if and whenever during the Term or any renewal thereof, the Building or the Leased Premises shall be destroyed or damaged by fire, lightening or tempest, or any of the other perils insured against under the provisions of Clause 6 paragraph b, then and in every such event:

     a) If the damage or destruction is such that the Leased Premises, or the Building, is rendered wholly or partially unfit for occupancy or it is impossible or unsafe to use and occupy them or it, as the case may be, and if in either event the damage, in the opinion of Lessor, notice to be given to Lessee within thirty (30) days of the happening of such damage or destruction, the Leased Premises or Building cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of such damage or destruction, then either Lessor or Lessee may within five (5) days next succeeding the giving of the Lessor's opinion as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the Term shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which Lessee is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither Lessor or Lessee so terminate this Lease, the Lessor shall repair the Leased Premises or Building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling Lessee to use and occupy the Leased Premises.

     b) If the damage be such that the Leased Premises or the Building are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy the Leased Premises but if in either event the damage, in the opinion of Lessor, notice to be given to Lessee within thirty (30) days from the happening of such damage, the Leased Premises or Building can be repaired with reasonable diligence within one hundred and eighty (180) days of the happening of such damage, then the rent reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling Lessee to sue and occupy the Leased Premises and Lessor shall repair the damage with all reasonable speed.

     c) If, in the opinion of the Lessor, the damage can be made good, as aforesaid, within one hundred and eighty (180) days of the happening of such destruction or damage and the damage is such that the Leased Premises are capable of being partially used for the purposes for which they are hereby leased, then until such damage has been repaired the rent shall abate in the proportion that the part of the Leased Premises which is rendered unfit for occupancy bears to the whole of the leased Premises and Lessor shall repair the damage with all reasonable speed.

          Should any mortgage creditor who may have an interest in any insurance proceeds refuse to permit the use of such proceeds for the repair, replacement, rebuilding and/or restoration as hereinabove provided and for the payment of amounts expended for such purposes, then the Lessor's obligation to repair or rebuild as provided for hereinabove shall cease and shall be null and void and the Lease shall be cancelled effective as of the date of the damage, unless, the Lessor, at the Lessor's sole option, chooses to repair or rebuild.

22.  COMPLIANCE WITH LAWS AND REGULATIONS

     The Lessee shall, at its own expense, promptly comply with the requirements of every applicable statute, law and ordonnance and with every applicable regulation or order with respect to the removal of any encroachment placed by the Lessee, or to the condition, equipment, maintenance, or use or occupation of the leased Premises, including the making of any alteration, addition in or to any structure upon connected with or appurtenant to the Leased Premises, whether or not such alterations be structural or be required on account of any particular use to which the Lease Premises or part thereof may be put and whether or not such requirement, regulation or order be of a kind now existing or within the contemplation of the parties hereto; and shall comply with any applicable regulation, recommendation or order of the Canadian Fire Underwriters' Association, or any body having similar functions or of any liability or fire insurance company by which the Lessor and/or the Lessee may be insured.

23.  INDEMNIFICATIONS

     Except if caused directly by the gross negligence of the Lessor, the Lessor shall not be liable nor responsible in any way for any injury of any nature whatsoever that may be suffered or sustained by the Lessee or any employee, agent or customer of the Lessee or any other person who may be upon the Leased Premises or for any loss of or damages to any property belonging to the Lessee or to its employees or to any other person while such property is on the Leased Premises and in particular (but without limiting the generality of the foregoing) the Lessor shall not be liable for any damage or damages of any nature whatsoever to any such property caused by the failure by reason of a breakdown or other cause, to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue, or flow from any part of the Building or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any lessee, but the Lessor shall use all reasonable diligence to remedy such condition, failure or interruption of service when not directly or indirectly attributable to the Lessee, after notice of same, when it is within its power and obligation so to do. Nor shall the Lessee be entitled to any abatement of rental in respect of any such condition, failure or interruption of service.

     The Lessee will indemnify and save harmless the Lessor from and against all fines, liability, damages, suits, claims, demands and actions of any kind or nature which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Lessee of any covenant, term or provision hereof or by reason of any injury (including death resulting at any time therefrom) or damage to property occasioned to or suffered by any person or persons including the Lessor by reason of any such breach, violation or non-performance or of any wrongful act, neglect or default on the part of the Lessee or any of its employees, officers, agents, suppliers, or invitees.

24.  ASSIGNMENT BY LESSOR

     Lessee hereby covenants and agrees to execute and deliver, at any time and from time to time upon the request of the Lessor at Lessor's expense, consent to and become a party to any instrument or instruments permitting a mortgage or hypothec to be placed on the Building or any part thereof of which the Leased Premises are a part as security for any indebtedness covered by the said mortgage or hypothec and subordinating this Lease to the said mortgage or hypothec.

25.  FLOOR LOADING

     Lessee shall not bring upon the Leased Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight or size might damage the Leased Premises and will not at any time overload the floors of the Leased Premises and if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of Lessee or any of its invitees, agents or employees or any person having business with Lessee, Lessee will forthwith pay to Lessor the cost of making good the same.

26.  CONDITION OF LEASED PREMISES

     The Lessee represents that it has examined and viewed the Leased Premises and accepts same in their present condition.

27.  OCCUPANCY

     If the Lessor is unable to give possession of the Leased Premises to the Lessee on the date of commencement of the Term by reason of the non-completion of construction, repairs, improvements, additions, or alterations to the Leased Premises, or the Building containing same, the Lease shall not be void or voidable nor shall the Lessor be liable for any loss or damage resulting therefrom. However, the rent payable hereunder shall abate until the Leased Premises are substantially completed.

28.  PERMITS, ETC.

     The Lessee shall obtain all necessary permits and licences required for the occupancy any carrying on of its business, the Lessor making no warranties whatsoever regarding zoning, permits and licences which may be required by the Lessee. Should the Lessee fail to obtain any required permit and/or licence, it shall remain bound to perform its obligations under the present Lease.

29.  RULES AND REGULATIONS

     The Lessor shall have the right to make reasonable rules and regulations as in its discretion may from time to time be needful for the safety, care, cleanliness and proper administration of the Building including the Leased Premises, and for the preservation of good order therein, and the same shall be observed and performed by the Lessee and by the clerks, servants, employees, agents, invitees and customers, of the Lessee, and all such rules and regulations now or hereafter to be established by the Lessor as herein provided shall form part of this Lease as though same had been set forth at length herein.

30.  ACCESS

     The Lessor shall have the right of access to the Leased Premises to perform such work as it chooses to do upon the Leased Premises, the Lessee renouncing any claim to any indemnity or diminution of rent provided the same be carried out with reasonable diligence.

31.  ACCESS TO LEASED PREMISES

     a) The Lessee, it employees, agents, customers will have access to the Leased Premises at all times.

     b) Should the Lessee, its employees, agents and customers wish to use any land of the Lessor adjacent to the Leased Premises to enter or leave the Leased Premises, they undertake to use at their risk the way specifically designated for such purpose by the Lessor, and they may also use at their risk and in common with others, the parking and shipping areas designated by the Lessor, if provided.

     c) The Lessor reserves the right to change or relocate the said roadways, parking or shipping areas, at its convenience and in its sole discretion.

     d) The Lessee will not use the said roadways, parking or shipping areas for any other purpose except for parking in the spaces designated or as access to the Leased Premises or shipping areas as designated by Lessor.

     e) The Lessee, its employees, agents and customers may at their risk use, in common with others who will have obtained the permission of the Lessor all common corridors, stairways or vestibules of the Building providing access to the Leased Premises, if available, as well as all common parking and access roads to the Building.

     f) The Lessor will with reasonable diligence maintain all such common access roads, parking areas, shipping areas, corridors, stairways, vestibules, or other common areas giving access to the Leased Premises and the Lessee will pay to the Lessor all such maintenance costs as provided for in Section 6, paragraph c) hereof.

32.  INCONVENIENCE

     The Lessee shall not hold the Lessor in any way responsible for any damages or annoyance which the Lessee may sustain through the fault of any lessee or lessees who occupy any leased premises adjacent to, near or above the Leased Premises, and not use the Leased Premises for any purpose, notwithstanding anything stated herein, which may cause noise, disturbance or noxious odour, to the discomfort of the other lessees and neighbours, and renounces to any claims it may have or acquire against the Lessor under Articles 1859 and 1861 of the Civil Code of Quebec.

33.  EXPROPRIATION
     -------------

     In the event that all or part of the Leased Premises are expropriated, which would prevent the use or occupation of the inside floor space of the Building (which forms the major part of the Leased Premises) in whole or in part, then he Lessee shall be entitled to a diminution of the rent payable hereunder during the period and for the area of eviction only. Such diminution of rent shall be reckoned from the date the Lessee is forced to vacate the said inside floor space and shall be calculated on a pro-rata basis, the whole without any other claims by the Lessee against the Lessor for any loss or damages occasioned by said eviction and/or loss of use.

34.  EXTENSIONS AND LOCATION
     -----------------------

     The Lessor shall have the right at its option and from time to time during the Term to make extensions and/or additions and/or to add one or more additional floors or storeys onto all or part of the Building comprising the Leased Premises.

                           [NO INFORMATION FOR PAGE]
     the Leased Premises, or, provided that there are no strikes or interruptions in the postal service, when mailed by prepaid registered mail to Lessee at the address of the Leased Premises.

     Lessee elects domicile at the Leased Premises for the purpose of service of all notices, writs of summons or other legal documents in any suit of law, action or proceeding which Lessor may take under the Lease.

     Any notice or demand given by Lessee to Lessor shall be deemed to be duly given when served upon Lessor personally or, provided that there are no strikes or interruptions in the postal service, when mailed by prepaid registered mail to Lessor at the address designated by Lessor for purposes of payment of the rent hereunder.

39.  DESCRIPTIVE HEADINGS.

     The descriptive headings of this Lease are inserted for convenience of reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision thereof.

40   INTERPRETATION

     This Lease shall be construed and interpreted in accordance with the laws of the Province of Quebec. If for any reason whatsoever, any term, obligation or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances is to any extent held to be or is rendered invalid, unenforceable or illegal, then such term, obligation or condition shall be deemed to be independent of the remainder of this Lease and to be severable and divisible therefrom, and its invalidity, unenforceability or illegality shall not affect, impair or invalidate the remainder of this Lease or any part thereof and the remainder of this lease not affected, impaired or invalidated will continue to be applicable and enforceable to the fullest extent permitted by law against any person, firm or corporation and to any circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal;

     Words importing the singular number only shall include the plural and vice-versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and unless the contrary intention appears the words "Lessor" and "Lessee" whenever they appear in this Lease shall mean respectively "Lessor, its executors, administrators, successors and/or assigns" and "Lessee, its executors, administrators, successors and/or assigns" and if there is more than one Lessee or Lessor or the Lessee or Lessor is a female person or a corporation this Lease shall be read with all grammatical changes appropriate by reason thereof; and all covenants, liabilities and obligations shall be joint and several.

41.  OPTION TO CANCEL

     The Lessee shall have a one-time option to cancel the Lease at the end of the third year of the Term, namely, May 31, 2004, provided written notice of its intention to cancel is given to Lessor twelve (12) months prior to the applicable cancellation date. Should the Lessee not exercise its right to cancel the Lease without the stipulated delay (May 31, 2003) the Lease will automatically continue for the balance of the Lease term.

42.  BROKER

     Lessee warrants that the present Lease was not negotiated through any broker or agent and undertakes to hold Lessor free and harmless from any commission claimed.

43.  INTERVENTION

     And Hereto Intervened,

     Icon Health & Fitness Inc. (the "Surety") being Shareholder of and/or having business relations with the Lessee, having acquainted itself with the provisions of this Lease and being satisfied therewith, does hereby intervene and bind itself jointly and severally (solidarily) with the Lessee for the performance of all of the obligations of the Lessee in virtue of the present Lease, waving the benefit of division and discussion, and making the entire matter its personal affair. The Surety's responsibility hereunder shall remain in full force and effect in favour of the Lessor, its successors, purchasers or assigns in the event of the transfer, assignment or sale of the foregoing Lease or the property comprising the Leased Premises by agreement, by Court Judgement, or by operation of law, or in the event of the amaigamation or merger of the Lessor or the Lessee. Furthermore, such a suretyship shall in no way be terminated in the event of the insolvency or bankruptcy of the Lessee, the taking of possession of the Leased Premises by a Trustee or Receiver of the Lessee or of its assets or by the Lessor or any third party, the Surety's obligations applying with respect to the damages suffered by the Lessor or its successors, purchasers or assigns and any measures taken by the Lessor or its successors, purchasers or assigns to mitigate damages in the event of a default by the Lessee, shall in no way terminate this suretyship or prejudice any claim by the Lessor, its successors,, purchasers or assigns against the Surety under the present suretyship. Notwithstanding the provisions of article 1881 of the Civil Code of Quebec, the obligations of the Surety towards the Lessor, its successors, purchasers or assigns will extend to any renewal of the Lease.

44.  LANGUAGE

     The parties and the Surety hereby confirm that they have requested that the present document be drafted in the English language.

     Les parties confirment par les presentes qu'ils ont demande que le present document soit redige dans la langue anglaise.

IN WITNESS WHEREOF THE PARTIES HERETO AND THE SURETY HAVE SIGNED THE FOREGOING DEED OF LEASE AS FOLLOWS:

IN MONTREAL, PROVICE OF QUEBEC, THIS 26th DAY OF JANUARY 2001


                                                INDOME 43 INC.



                                                Per:   /s/ James Lyng
                                                    ----------------------------
  /s/ Andree Nelson                                    LESSOR
---------------------------                            President
WITNESS

IN MONTREAL, PROVICE OF QUEBEC, THIS 26TH DAY OF JANUARY 2001


                                                  ICON OF CANADA INC.


                                                  Per:  /s/ M. Joseph Brough
                                                      --------------------------
  /s/ ILLEGIBLE                                   LESSEE
--------------------------------
WITNESS

IN __________________, ____________________ THIS _____ DAY OF ___________ 200_


                                                  ICON HEALTH & FITNESS INC.


                                                  Per:  /s/ M. Joseph Brough
                                                      --------------------------
  /s/ ILLEGIBLE                                         Duly Authorized
--------------------------------
WITNESS

               EXTRACT OF A MEETING OF THE BOARD OF DIRECTORS OF:

                                 INDOME 43 INC.

                       EFFECTIVE DATE: NOVEMBER 1st, 2000


ON MOTION DULY MADE, SECONDED AND UNANIMOUSLY CARRIED, IT WAS RESOLVED:

1. THAT this Company enter into an Agreement of Lease with Icon of Canada Inc. concerning the premises situated at 500 Lajeunesse Blvd. West, St. Jerome, Quebec in accordance with the draft Agreement of Lease as submitted to the Meeting;

2. THAT Mr. James Lyng be authorized to sign the said Deed of Lease for and on behalf of the Company together with any and all other documents necessary to complete same as well as to make any and all changes, adjustments and additions that are in the interest of the Company.

                                           CERTIFIED A TRUE EXTRACT OF A MEETING
                                           OF THE BOARD OF DIRECTORS OF THE
                                           COMPANY HELD ON THE 1st DAY OF
                                           NOVEMBER, 2000


                                             /s/ James Lyng
                                           -------------------------------------
                                           SECRETARY - JAMES LYNG

               EXTRACT OF A MEETING OF THE BOARD OF DIRECTORS OF:

                               ICON OF CANADA INC.

                        EFFECTIVE DATE: NOVEMBER __, 2000


ON MOTION DULY MADE, SECONDED AND UNANIMOUSLY CARRIED, IT WAS RESOLVED:

3. THAT this Company enter into an Agreement of Lease with Indome 43 Inc. concerning the premises situated at 500 Lajeunesse Blvd. West, St. Jerome, Quebec in accordance with the draft Agreement of Lease as submitted to the Meeting;

4. THAT Mr. Richard Hebert be authorized to sign the said Deed of Lease for and on behalf of the Company together with any and all other documents necessary to complete same as well as to make any and all changes, adjustments and additions that are in the interest of the Company.

                                           CERTIFIED A TRUE EXTRACT OF A MEETING
                                           OF THE BOARD OF DIRECTORS OF THE
                                           COMPANY HELD ON THE 1ST DAY OF
                                           NOVEMBER, 2000


                                             /s/ ILLEGIBLE
                                           -------------------------------------
                                           SECRETARY

               EXTRACT OF A MEETING OF THE BOARD OF DIRECTORS OF:

                          ICON HEALTH AND FITNESS INC.

                        EFFECTIVE DATE: NOVEMBER __, 2000

ON MOTION DULY MADE, SECONDED AND UNANIMOUSLY CARRIED, IT WAS RESOLVED:

5. THAT this Company enter into an Agreement of Lease with INDOME 43 Inc. and Icon of Canada Inc. concerning the premises situated at 500 Lajeunesse Blvd. West, St Jerome, Quebec in accordance with the draft Agreement of Lease as submitted to the Meeting;

6. THAT ________________________________ be authorized to sign as Intervenant in the said Deed of lease for and on behalf of the Company together with any and all other documents necessary to complete same as well


                                           CERTIFIED A TRUE EXTRACT OF A MEETING
                                           OF THE BOARD OF DIRECTORS OF THE
                                           COMPANY HELD ON THE ___ DAY OF
                                           NOVEMBER, 2000


                                           _____________________________________
                                           SECRETARY

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